UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2026
MGM Resorts International
(Exact name of Registrant as Specified in its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada  89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2026, MGM Resorts International, a Delaware corporation (the “Company”), entered into a Voting Agreement (the “Voting Agreement”) with IAC Inc., a Delaware corporation (“IAC”) and Barry Diller. The following is a summary of the material terms of the Voting Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Voting Agreement, at any time a matter is brought to a vote at an annual or special meeting of the Company’s stockholders (or in connection with any action proposed to be taken by stockholders in lieu of a meeting), IAC, Mr. Diller and their respective controlled affiliates (collectively the “Covered Entities”) will vote any voting securities that they beneficially own that collectively constitute in excess of 25.73% of the total voting power of the outstanding voting securities of the Company (the “Excess Voting Securities”) on each matter in the same proportion as the stockholders of the Company (other than the Covered Entities) vote their voting securities on such matters (disregarding stockholders that do not vote).

The Voting Agreement will terminate automatically upon the earliest to occur of (i) the Covered Entities collectively ceasing to beneficially own 17.5% or more of the voting securities of the Company then outstanding, (ii) the Board of Directors of the Company (the “Board”) having failed to nominate two (2) directors designated by IAC (should IAC elect to designate two (2) directors) who each meet the qualifications of a director set forth in the Company’s Corporate Governance Guidelines (a “Qualified Director”) to stand for election to the Board at the applicable annual meeting of shareholders (such nomination condition, the “Nomination Condition”) and (iii) the occurrence of a change of control of the Company. If IAC determines not to designate one or more individuals to be nominated for election to the Board, the Voting Agreement will not terminate. In addition, in order to satisfy the Nomination Condition, if at any time fewer than two (2) directors on the Board have been designated by IAC, the Board is required to cause Qualified Director(s) to be added within one (1) month of designation by IAC, subject to the receipt of required regulatory approvals. As of the date of entry into the Voting Agreement, Mr. Diller was deemed to be designated to serve on the Board by IAC.

In addition, Mr. Diller and his controlled affiliates, other than IAC and its controlled affiliates (collectively, the “Diller Entities”), will no longer be subject to the voting restriction with respect to any Excess Voting Securities, and the Diller Entities will no longer be considered Covered Entities, when both of the following conditions are satisfied: (i) Mr. Diller no longer serves as either the Chairman of the Board of Directors of IAC or as Senior Executive of IAC; and (ii) the Diller Entities no longer beneficially own voting securities of IAC representing at least one-third of the total voting power of the outstanding voting securities of IAC.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Voting Agreement, dated April 3, 2026, by and among the Company, IAC Inc. and Barry Diller.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MGM Resorts International

Date: April 7, 2026	By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Senior Vice President, Legal Counsel and Assistant Secretary